Exhibit 10.33

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement Number: Alien_______

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

THIS MASTER SALES AND LICENSING AGREEMENT (“Agreement”) is entered as of the 16th day of December, 2002 (“Effective Date”) by and between The Gillette Company, a Delaware corporation with offices at the Prudential Tower Building in Boston, MA 02199 (“Buyer”), and Alien Technology Corporation, a Delaware corporation with offices at 18220 Butterfield Blvd., Morgan Hill, CA 95037 (“Alien”).

IN CONSIDERATION OF THE MUTUAL COVENANTS AND CONDITIONS SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1 “Next Financing” shall mean the first equity financing transaction after the date hereof pursuant to which Alien raises at least $17,000,000 from persons and/or entities other than Buyer by selling and issuing, in one or more closings, one new series of its shares of its capital stock or instruments convertible into or exchangeable for, in one or more steps, one new series of shares of its capital stock; and “Next Financing Securities” shall mean the new series of security or securities issued in the Next Financing.

1.2 “Products” means Tags and Straps as defined below.

1.3 “Strap” means a radio frequency identification NanoBlock™ IC integrated circuit (“IC”), compliant with Specifications as defined below encapsulated in a plastic carrier (see Exhibit E attached hereto for the dimensions and other specifications of the carrier) that has been metalized to the pads of the IC such that the carrier may be readily attached to an antenna;

1.4 “Tag” means a Strap affixed to an antenna (usually but not necessarily printed or manufactured separately from the strap) and incorporating a self-adhesive backing. The antenna contemplated by the parties for eventual use is to be approximately one inch by three inch square (1” x 3”). The parties acknowledge that Gillette is presently working with antennas which are approximately 4 3/8” x 2” and 3 1/2” x 3 1/2” and that there will be no additional charge associated with the use of these antenna sizes. Nonstandard antenna designs or antenna sizes other than that contemplated by the parties may result in somewhat higher pricing (see Exhibit F for examples of standard antenna designs).

1.5 “Specifications” means in the case of Straps or Tags the most recently released and published version of the Auto ID Center Class 1 specification, an advanced version of which is attached hereto as Exhibit C and which is reasonably expected by the parties to become finalized by the Auto ID Center by December 2002; provided however, that any changes in the Auto ID Center Class 1 specification may require up to one year for redesign of the NanoBlock™ IC integrated circuit before taking full force and effect as Specifications. If and when Auto ID Center compliance

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

testing becomes available, Alien will ensure that Products provided to Buyer are tested and certified as Auto ID Center compliant. In the case of Straps see also Exhibit E regarding mechanical specifications.

1.6 “Shipment Date” means the date that Product leaves Alien’s or Alien’s subcontractor’s facility for distribution to Buyer or its designee.

2.	TERMS AND CONDITIONS FOR SUPPLY OF PRODUCTS

2.1 Manufacturing. Alien shall sell to Buyer, and Buyer shall purchase from Alien, the Products on the terms and conditions set forth in this Agreement. The terms and conditions of this Agreement will control all sales of Products by Alien to Buyer, and any additional or different terms, whether oral or contained in any purchase orders, invoices or like documents will be of no effect.

2.2 Forecasts. On or before the first day of each calendar quarter during the term of this Agreement, Buyer shall provide to Alien a 12-month non-binding rolling forecast setting forth Buyer’s estimated supply requirements for each Product for each month of the forecast (each, a “Forecast”). Buyer acknowledges that while the Forecasts are non-binding, the Forecasts must reflect Buyer’s good faith estimate of its requirements for Products.

2.3 Purchase Orders. Buyer shall order Products by issuing written purchase orders that set forth, without limitation, the Agreement Number, units of Tags and units of Straps ordered, scheduled Shipment Dates, and destination (“Purchase Orders”). Alien shall ship Products in accordance with the Purchase Orders. Purchase Orders must be placed in accordance with the lead time restrictions in Section 2.4.

2.4 Lead Times. Buyer shall provide Alien with a minimum order lead time for the delivery of Products (i.e., the time between receipt of a Purchase Order by Alien and the scheduled Shipment Date) of no less than 90 days for Straps and 120 days for Tags. In each subsequent year, the Lead Times shall be reduced by not less than 15 days, but in no event shall a Lead Time be less than 7 days. Alien will use reasonable efforts to reduce these lead times as production volume increases and Alien gains experience with Buyer’s bill of materials (e.g., antennas for production volumes). So long as Buyer provides Alien with the minimum order lead time, Alien shall confirm the Shipment Date via written notice to Buyer of each Purchase Order within a reasonable time period after receipt. For those Purchase Orders for which Buyer fails to provide the minimum lead time: (a) Alien will not be obligated to accept the Purchase Order; but (b) in the event Alien does accept the Purchase Order, Alien shall use commercially reasonable efforts to fill the Purchase Order by the Shipment Date requested by Buyer.

2.5 Acceptance of Purchase Orders. Purchase Orders will be not deemed accepted by Alien unless accepted in writing by Alien. Alien shall not unreasonably reject any Purchase Order. Alien shall advise Buyer whether Alien has accepted or rejected each Purchase Order no later than 5 business days after receipt of the Purchase Order. Alien must accept Purchase Orders placed within the leads times provided that the cumulative quantities ordered for shipment in each calendar quarter

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

were forecasted under Section 2.2 and do not exceed the Quarterly Quantity Commitments in Exhibit D.

2.6 Alien Quantity Commitments. Alien commits to supply, under the terms and conditions of this Agreement and specifically upon issuance and acceptance of a Purchase Order pursuant to this Agreement, the quantities of Product listed in Exhibit D for the calendar quarters listed (“Quarterly Quantity Commitments”). For those Purchase Orders that exceed the Quarterly Quantity Commitments for the applicable calendar quarter: (a) Alien will not be obligated to accept the Purchase Order; but (b) in the event Alien does accept the Purchase Order, Alien shall use commercially reasonable efforts to fill the Purchase Order.

2.7 Shipping. All Products must be suitably packed for shipment in Alien’s or Alien’s subcontractor’s standard containers, marked for shipment to Buyer’s address set forth above or to an address specified in the Purchase Order, and delivered to a carrier or forwarding agent chosen by Buyer. Should Buyer fail to designate a carrier or forwarding agent, Alien shall make the designation. Shipment will be F.O.B. Alien’s plant at Morgan Hill, CA (the “Delivery Point”), at which time risk of loss and title will pass to Buyer. All freight, insurance, and other shipping expenses from the Delivery Point, as well as any special packing expenses requested by Buyer, will be borne by Buyer.

2.8 Quality Control and Assurance. Alien shall perform such quality control and quality assurance tests and procedures as are required to ensure the Products meet the Specifications or as may be mutually agreed between the parties hereafter. Upon completion of the manufacture of each shipment lot of Products, Alien shall provide Buyer with a written report of the results of said quality control and quality assurance tests and procedures with respect to that shipment lot. It is understood that, for all purposes, Buyer may rely on said written report of results of quality control and quality assurance tests and procedures.

2.9 Qualification and Certification. Within 90 days of the Effective Date of this Agreement, Alien shall submit to Buyer for Buyer’s approval, which shall not be unreasonably withheld, conditioned or delayed, a “Product Qualification and Certification Plan” specifying the procedures, limits and responsibilities for the qualification and certification of Product designs to Specifications, including without limitation, hardware and software compliance and compatibility, environmental extremes, storage and operating life, and revision control. Buyer agrees to review and respond to Alien’s proposed Product Qualification and Certification Plan within 30 days of submission by Alien. If the Product Qualification and Certification Plan is initially rejected by Buyer, the parties shall cooperate in good faith to develop a mutually agreeable plan within 30 days of the rejection by Buyer. If the parties fail to agree on a mutually acceptable Plan within the 30 day period, either party may, at its option, terminate this Agreement. It is understood and agreed that any such plan will provide for certification by Alien of compliance with the Specification and at such time as it becomes available certification by the Auto ID Center.

2.10 Inspection and Acceptance. Within 90 days of the Effective Date of this Agreement, Alien shall submit to Buyer for Buyer’s approval, which shall not be unreasonably withheld, conditioned or delayed, an “Incoming Acceptance Test Procedure” specifying the test

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

procedures, sample sizes, acceptance test limits and responsibilities for the incoming acceptance and inspection of Product, including without limitation, functional and mechanical testing and inspection. Buyer agrees to review and respond to Alien’s proposed Incoming Acceptance Test Procedure within 30 days of submission by Alien. If the Incoming Acceptance Test Procedure is initially rejected by Buyer, the parties shall cooperate in good faith to develop a mutually agreeable Plan within 30 days of the rejection by Buyer. If the parties fail to agree on a mutually acceptable Incoming Acceptance Test procedure within 30 days, either party may, at its option, terminate this Agreement. Buyer may, at its sole option inspect and test all Products in accordance with the Incoming Acceptance Test Procedure, and may refuse to accept Products that do not conform materially to the acceptance test limits for those Products at any time until 90 days after the Shipment Date. In the event that any Products are materially defective in materials or workmanship, Buyer may reject those Products by giving written notice to Alien before the expiration of the 90-day period, and Alien shall, at its expense and option (including shipping charges), replace the defective Products and redeliver conforming Products to Buyer or if replacement is not commercially practicable as determined in Alien’s sole discretion, Alien shall refund to Buyer the Purchase Price (as defined below) for the Products. Any Products not rejected in writing within the 90-day period are deemed accepted.

2.11 Deferral. Buyer may, at no charge, reschedule shipments of Products for any Purchase Order by notifying Alien not less than 30 days prior to the scheduled delivery date(s). The reschedule date is subject to the quantity and price limitations related to the Quarterly Quantity Commitment as provided in Section 2.6 and Exhibits B and D.

2.12 Cancellation. Buyer may, at no charge, cancel shipments of Products for any Purchase Order by notifying Alien not less than 60 days prior to the scheduled delivery. Alien shall endeavor to accommodate cancellations of less than ninety days notice.

2.13 Delay in Delivery. Alien shall notify Buyer promptly in writing in the event that the delivery of any Products under a Purchase Order will be delayed until after the scheduled Shipment Date. In the event that Alien’s delivery of any Products is delayed by more than 15 days after the scheduled Shipment Date, Alien shall expedite shipment of such Products at its own expense.

2.14 Allocation. Notwithstanding any other provision of this Agreement, in the event that Alien’s ability to supply Products is constrained such that the scheduled Shipment Date cannot be met, for any reason, including without limitation component availability, Alien shall deliver Products for all previously accepted Purchase Orders, but thereafter Alien may reduce the quantities of Products to be supplied to Buyer in accordance with Alien’s allocation policies. In the event such allocation is not a result of force majeure, Alien shall, at Buyer’s request, refund the Per Unit Deposit Rebate (as defined hereinafter) related to such quantities not delivered under this Section 2.12.

3.	PRICE AND PAYMENT

3.1 Price. The purchase price of the Products (“Purchase Price”) to Buyer will be as set forth in Exhibit B.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

3.2 Deposit. Fifteen (15) days prior to the reasonably expected date of the last closing of Alien’s Next Financing, Buyer shall deposit into an interest bearing escrow account, with the interest accruing to Buyer, [***] as a deposit toward the purchase of the Quarterly Quantity Commitments (the “Deposit”). The Deposit will be held in escrow until the date of the last closing of Alien’s Next Financing, at which time it shall be released to Alien’s account, and Alien shall deliver to Buyer a Warrant (in the form attached hereto as Exhibit J). The number of shares that may be purchased under the Warrant shall equal [***] divided by the Warrant Exercise Price, as defined in the Warrant. $0.0133 (the “Per Unit Deposit Rebate”) of the Deposit shall be applied to the Purchase Price of the Quarterly Quantity Commitments purchased by Buyer under this Agreement until the [***] has been exhausted. Except as expressly provided in this Agreement, including, without limitation, in Section 9.2(b) hereof, this Deposit is nonrefundable.

3.3 Payment. Alien shall submit an invoice to Buyer no sooner than the Shipment Date. The invoice must state the Purchase Price for all Products plus any freight, taxes, or other applicable costs paid by Alien to be reimbursed by Buyer. Buyer shall pay all invoices within 45 calendar days of receipt of invoice. Any payments due to Alien under this Agreement that are not paid within 5 days of the date the payments are due shall be subject to a service charge of 1% per month, calculated on the number of days that the payment is delinquent, or, if lower, the maximum charge permitted under applicable law. This Section 3.3 shall in no way limit any other remedies available to Alien. All payments by Buyer shall be made in U.S. Dollars.

3.4 Taxes. All prices described herein are exclusive of applicable excise, sales, use, and similar taxes and customs, duties, tariffs, and other import/export fees and taxes. Buyer shall reimburse Alien for all the taxes that are properly invoiced by Alien, or Buyer shall provide Alien with a properly executed tax exemption certificate. Taxes must appear as a separate item on Alien’s invoice.

4.	EARLY CUSTOMER INCENTIVE PROGRAM

Upon Alien’s receipt of the Deposit from Buyer under Section 3.2, Buyer is eligible to participate in Alien’s Early Customer Incentive Program on the terms and conditions detailed in Exhibit A.

5.	CHANGES IN PRODUCT REQUIREMENTS

Alien shall request from Buyer approval of any proposed modifications it intends to make that affect the form, fit, or function of the Products, unless the change is required by law in which case Alien shall give Buyer notice as reasonably practicable. Buyer shall respond to such request within 60 days of receipt. Approval by Buyer will not be unreasonably withheld.

6.	SUPPORT

6.1 Support. Alien shall provide, at no cost to Buyer, its standard, normal customer technical support. In addition, during the term of this Agreement, Alien agrees to provide to Buyer, at no additional cost, the support activities specified in Exhibit G. Support requirements beyond the

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

normal customer technical support and the additional support activities specified in Exhibit G shall be provided by Alien to Buyer pursuant to separate written agreement between Alien and Buyer.

7.	WARRANTY AND DISCLAIMER

7.1 Warranty. Alien warrants that the Products will be materially free from defects in materials and workmanship and will conform materially to the applicable Specifications and other technical requirements agreed upon by the parties for 1 year after delivery to the Delivery Point.

7.2 Warranty Remedy. Alien shall, at its option and expense, replace any Product that is in breach of the warranty specified in Section 7.1 (each such Product referred to herein as “Non-Complying”) subject to Buyer’s notification of Alien that the Product is Non-Complying.

7.3 Warranty Procedures. Upon Alien’s request, made after Buyer’s notification that any particular Product is Non-Complying, Buyer shall ship to Alien the Non-Complying Product or make it available for inspection at Buyer’s facility. The transportation costs incurred in connection with the return and redelivery of Non-Complying Products shall be borne by Alien.

7.4 Exclusions. The warranties set forth in Section 7.1 will not apply to defects arising from: (i) misuse, theft, vandalism, fire, water, or other peril; (ii) alteration of or additions to the Products performed by personnel not certified by Alien to perform such alterations and additions; (iii) operation outside of environmental specifications by any party other than Alien; (iv) any use of the Products in a manner for which it was not designed or as not authorized under this Agreement; or (v) negligence on the part of Buyer, its employees, agents, consultants, or customers. It is understood and agreed that Buyer’s affixing to its products the Products in the normal, expected, and reasonable manner does not constitute an alteration of or addition to the Products for purposes of this Section 7.4.

7.5 Limitations. These warranties are solely for the benefit of Buyer.

7.6 Warranty. EXCEPT FOR THE WARRANTY EXPLICITLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER ORAL OR WRITTEN, WHETHER EXPRESS, IMPLIED, OR ARISING BY STATUTE, CUSTOM, COURSE OF DEALING OR TRADE USAGE, WITH RESPECT TO THE SUBJECT MATTER HEREOF, IN CONNECTION WITH THIS AGREEMENT. EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND SATISFACTORY QUALITY.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

8.	INTELLECTUAL PROPERTY INFRINGEMENT INDEMNITY

8.1 Indemnity. Alien shall defend or at its option settle any lawsuit, action, or claim against Buyer alleging that any Product, when used in accordance with the restrictions in this Agreement and in the form delivered by Alien, infringes any existing patent (issued in the United States, European Union, Japan or any PCT country as of the Effective Date) or any copyright, trademark, or trade secret of any third party, and Alien shall pay any resulting third party damages, liabilities, and costs (including reasonable attorneys’ fees), subject to the following: Buyer shall provide Alien with: (i) prompt written notice of the claim or action; (ii) control and authority over the defense or settlement of the claim or action; and (iii) proper and full information and reasonable assistance to defend and/or settle the claim or action.

8.2 Remedy. In the event that any Product is held, or in Alien’s reasonable opinion, may be held to constitute an infringement as set forth in Section 8.1, Alien, at its option and expense, may: (i) obtain for Buyer the right to continue to use such Product as contemplated herein; or (ii) modify such Product so that it becomes non-infringing, but without altering the form, fit, and function of the Product; or (iii) replace such Products with functionally equivalent non-infringing Products. In such event and within a reasonably prompt time period after Alien has such actual knowledge, Alien shall provide notice to Buyer of such potential infringement.

8.3 Limitations. Notwithstanding the provisions of Section 10.1, Alien will have no liability for infringement claims arising from: (i) any physical combination of Products with other products not provided by Alien or manufactured or sold by Buyer or a third party, but not covering such Products standing alone; (ii) the modification of such Products unless such modification was made or authorized in writing by Alien, where such infringement would not have occurred but for such modifications; or (iii) compliance with Buyer’s specifications, designs, or instructions where such compliance cannot be performed without infringement.

8.4 Disclaimer. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF ALIEN AND THE EXCLUSIVE REMEDY OF BUYER, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS, OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS. THE FOREGOING IS GIVEN TO BUYER SOLELY FOR ITS BENEFIT AND IN LIEU OF, AND ALIEN DISCLAIMS, ALL WARRANTIES OF NON-INFRINGEMENT WITH RESPECT TO THE PRODUCTS.

9.	TERM AND TERMINATION

9.1 Term. This Agreement commences in effect on the Effective Date and continues in force for a period of 5 years, unless earlier terminated according to the terms of this Section 9. However, the Deposit may, under a separate written agreement, be applied to purchases from Alien by Buyer of Products after the termination of the Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

9.2 Termination.

(a) For Cause. Either party may, without penalty, terminate this Agreement or cancel any Purchase Order issued under this Agreement or portion thereof effective upon written notice to the other party if the other party materially breaches this Agreement, including without limitation by failure to pay any amounts due or breach of Sections 3.2 or 3.3, and the material breach remains uncured, if cure is possible, for 30 days following written notice of breach by the non-breaching party.

(b) Related to Next Financing.

(i) Buyer shall have the right, at its option and in its sole discretion, to terminate this Agreement immediately, without penalty for said termination, and receive an immediate refund of the Deposit (if previously paid), if Alien fails to raise at least $17,000,000, on or before June 30, 2003, from persons and/or entities other than Buyer by selling and issuing, in one or more closings, one new series of its shares of its capital stock or instruments convertible into or exchangeable for, in one or more steps, one new series of shares of its capital stock.

(ii) In addition, Buyer shall have the right, at its option and in its sole discretion, to terminate this Agreement immediately, without penalty for said termination, and receive an immediate refund of the Deposit (if previously paid), if the date of the last closing of Alien’s Next Financing occurs after June 30, 2003 and more than forty-five (45) days after the date on which Buyer makes the Deposit described in Section 3.2 hereof.

(iii) If Buyer elects not to terminate this Agreement pursuant to Section 9.2(b)(i) or Section 9.2(b)(ii) above, Alien shall have the right, at its option and in its sole discretion, to terminate this Agreement, without penalty for said termination, on the date of the last closing of Alien’s Next Financing if Buyer invests less than $1 million in the Next Financing Securities; provided, however, that this Section 9.2(b)(iii) shall terminate and be of no further force or effect if the date of the last closing of the Next Financing occurs after September 30, 2003. Should Alien exercise its right to terminate this Agreement pursuant to this Section 9.2(b)(iii), Alien shall return any remaining unapplied Deposit amounts (if previously paid) to Buyer on the date on which Alien elects to terminate this Agreement.

9.3 Effect of Termination or Expiration.

(a) In the event of a termination or expiration of this Agreement, the provisions of this Agreement will continue to apply to all Purchase Orders accepted by Alien prior to the effective date of the termination or expiration. Termination or expiration of this Agreement will not release either party from making payments due to the other party under the terms of this Agreement. The Deposit made by Buyer will survive termination of the Agreement and such deposit if not returnable upon such termination may be applied by Buyer against the purchase of products after the termination date under a separate written agreement. In addition, the provisions of Sections 1, 7.5, 7.6, 8.4, 9.3, 10, 11, and 12 will survive the termination of this Agreement for any reason.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

(b) If Buyer properly terminates this Agreement under any of Sections 2.9, 2.10, 3.2, 9.2(b)(i), 9.2(b)(ii) or 12.4, or terminates this Agreement pursuant to Section 9.2(a) because Alien (i) failed to deliver Quarterly Quantity Commitments ordered by Buyer by more than 20% per quarter for two or more consecutive quarters, or (ii) materially breaches this Agreement , Alien shall, upon Buyer’s request, return any remaining unapplied Deposit amounts to Buyer within 10 business days of receipt of the notice of termination by the appropriate party.

10.	PROPRIETARY RIGHTS

10.1 “Confidential Information” means any information disclosed by one party to the other either directly or indirectly pursuant to this Agreement that is confidential or proprietary information or trades secrets. Confidential Information shall include, without limitation, any information that is marked “Confidential,” “Proprietary,” or in some similar manner or that is clearly by its nature confidential. Confidential Information shall also include, without limitation, Alien’s or Buyer’s orders, pricing, product information, customer and supplier information, product or material specifications, systems, methods, and sales and marketing plans provided that such information has not previously been published or disclosed by its owner to third parties without any obligation of confidentiality. Notwithstanding the foregoing, Confidential Information shall also include the items set forth or described in Exhibit H. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except in connection with implementing this Agreement, and shall not disclose Confidential Information to any third party. This Section 10.1 will not apply to any Confidential Information that is or becomes generally known and available in the public domain through no fault of the receiver.

10.2 Notices. All proprietary notices incorporated in, marked on, or fixed to the Products or Documentation by Alien or any other third party prior to sale by Alien to Buyer must not be removed or obliterated by Buyer.

10.3 No Implied Licenses. No licenses are to be implied from any term or provision of this Agreement.

11.	GENERAL WARRANTIES AND LIMITATIONS OF LIABILITY

11.1 General Warranties. Each party represents and warrants that:

(a) it has the right to enter into this Agreement; it is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation; it has the corporate power and authority for, and has by all necessary corporate action authorized, the execution and delivery of this Agreement, and the performance of its obligations hereunder; and

(b) the execution, performance, and delivery of this Agreement by it will not conflict with or violate or result in any breach of, or constitute a default under, any contract, agreement, or other obligation of it.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

11.2 Limitation of Liability. EXCEPT FOR LIABILITY ARISING UNDER SECTION 10.1 (CONFIDENTIALITY), NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME, OR COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS, SERVICES, OR TECHNOLOGY), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER THE CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF THE PARTY IS ADVISED OF THE POSSIBILITY OF THE DAMAGES. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. EXCEPT FOR LIABILITY ARISING UNDER SECTION 3 (PAYMENT) OR SECTION 10.1 (CONFIDENTIALITY), NEITHER PARTY’S AGGREGATE LIABILITY TO THE OTHER WITH RESPECT TO ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING LIABILITY FOR THIRD PARTY CLAIMS ARISING UNDER SECTION 8, WILL EXCEED [***].

12.	MISCELLANEOUS

12.1 Nonassignment/Binding Agreement. Except in the case of a transfer of all or substantially all of the assets of either party, neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by either party, in whole or in part, without the prior written consent of the other party, which consent it shall not unreasonably withhold, condition or delay. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. Buyer acknowledges and agrees that Alien may, in its sole option, use subcontractors to meet its obligations under this Agreement. In such event, Alien shall remain responsible for meeting all its obligations under this Agreement.

12.2 Independent Contractors. The relationship of the parties under this Agreement is that of independent contractors. Neither party will be deemed to be an employee, agent, partner, or legal representative of the other for any purpose, and neither will have any right, power, or authority to create any obligation or responsibility or make any representation on behalf of the other.

12.3 Notices. Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, or air mail, as appropriate, or (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth in the preamble to this Agreement. Either party may change its address for notice by notice to the other party given in accordance with this Section. Notices will be considered to have been given at the time of actual delivery in person, 3 business days after deposit in the mail as set forth above, or 1 day after delivery to an overnight air courier service.

12.4 Force Majeure. Neither Party shall be deemed in default hereunder, nor shall it hold the other Party responsible for any cessation, interruption or delay in the performance of its obligations hereunder if such cessation, interruption or delay is caused, in whole or in part, by

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

events, occurrences, or causes beyond the control of such party including without limitation, acts of God, strikes, lockouts, boycott, riots, acts of war or terrorism, power outages, earthquakes, fires, floods, and explosions, provided that the party relying on this Section (i) shall have given the other party written notice thereof promptly and, in any event, within ten (10) days of discovery thereof and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further that in the event a force majeure event affects a party’s performance for a period in excess of thirty (30) days in the aggregate, the other party may immediately terminate this Agreement. The inability to meet financial obligations hereunder is expressly excluded from this Section 12.4.

12.5 Waiver. Any waiver of the provisions of this Agreement or of a party’s rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed as a waiver of such party’s rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party’s right to take subsequent action. No exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

12.6 Severability. If any term, condition, or provision in this Agreement is found to be invalid, unlawful, or unenforceable to any extent, the parties shall endeavor in good faith to agree to amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, the invalid term, condition, or provision will be severed from the remaining terms, conditions, and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

12.7 Integration. This Agreement (including the Exhibits) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings, and agreements, whether oral or written, between the parties with respect to said subject matter. No terms, provisions, or conditions of any Purchase Order, acknowledgement, or other business form that either party may use in connection with the transactions contemplated by this Agreement will have any effect on the rights, duties, or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of a receiving party to object to such terms, provisions, or conditions. This Agreement may not be amended, except by a writing signed by both parties.

12.8 Confidentiality and Press Release. Neither party shall comment publicly on this Agreement or its contents or make any oral or written public statements about the terms and conditions of this Agreement or disclose any terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws or to prospective and other investors or such party’s accountants, attorneys, and other professional advisors, provided that such advisors are acting under a duty of Confidentiality. Notwithstanding the above, the parties shall issue a mutually acceptable press release no later than 15 days after the Effective Date.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

12.9 Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

12.10 Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of Massachusetts and the United States of America, without regard to conflict of law principles. The parties specifically disclaim the U.N. Convention on Contracts for the International Sale of Goods. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts located in Suffolk County, Massachusetts, and each party hereby consents to the personal jurisdiction thereof.

12.11 Import/Export. Buyer shall not in any form export, re-export, resell, ship, or divert directly or indirectly any Product or technical data furnished under this Agreement to any country for which the United States Government or any government agency (i) requires an export license or other government approval without first obtaining the license or approval; or (ii) has prohibited such action.

12.12 No Third Party Beneficiaries. Except as expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity any rights, remedies, or other benefits under or by reason of this Agreement.

12.13 Exclusivity. Alien agrees not to enter into any agreement with any other party, except a party that is a member of the Board of Overseers of the MIT Auto ID Center as of the Effective Date, which produces or markets products in a similar category to Buyer under pricing, capacity allocation, terms and conditions, that are equal to or better in the aggregate to the pricing, capacity allocation, terms and conditions committed to Buyer under this Agreement. “Similar Category” shall mean products as defined in Exhibit I.

12.14 New Products. Alien Agrees to begin development of Class II Auto ID Center specification compliant straps and tags not later than March 31, 2003, provided that release and publication of a Class II specification by the Auto ID Center is reasonably expected to occur within three (3) months of the date upon which Alien plans to begin development.

12.15 Headings. Headings in this Agreement are provided for convenience purposes only and shall not be used to interpret any of the terms or conditions herein.

12.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(Remainder of this page is intentionally blank)

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The parties have signed below to indicate their acceptance of the terms of this Agreement.

ALIEN TECHNOLOGY CORPORATION		THE GILLETTE COMPANY

By:	/S/ STAVRO E. PRODROMO	By:	/S/ EDWARD D. SHIRLEY

Name:	Stavro E. Prodromo	Name:	Edward D. Shirley

Title:	President & CEO	Title:	Sr. Vice President

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT A

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

EARLY CUSTOMER INCENTIVE PROGRAM

1. Definitions.

1.1.	Qualified Unit means each Strap or Tag for which full payment has been timely received by Alien from non-Alien-affiliated customers other than the U.S. Government or other participants in the Early Customer Incentive Program (ECIP).

2. Purpose. The Early Customer Incentive Program (“ECIP”) is designed to provide financial rewards to a limited group of early customers that make high volume/low cost RFID manufacture possible by placing early purchase commitments. It is agreed that the maximum number of customers in the ECIP shall be ten (10). These customers are referred to as the “Early Customer Group” or “ECG”, but these customers are deemed to be in the ECG only for so long as they remain members in good standing. To remain in good standing, members must have (i) an Alien sales Agreement in place with no outstanding payments materially past due and owing, (ii) met any applicable minimum purchase commitments, and (iii) not otherwise breached the sales agreement.

3. Incentive Fund. Alien will create an “Incentive Fund” (“IF”) for the ECG, which shall be distributed according to the terms and conditions in this Exhibit.

3.1.	Alien Contributions. Alien shall contribute to the IF: (a) [***] of [***] and [***] of the purchase price for each Qualified Unit that is a Tag sold to a purchaser that never was an ECG member; and (b) [***] of [***] and [***] of the purchase price for each Qualified Unit that is a Strap sold to a purchaser that never was an ECG member.

3.2.	Distributions. On or before March 31 following each of calendar years 2006 through 2009, Alien will distribute credits to each ECG member in accordance with the member’s participation in the ECIP. The credits may only be applied to future purchases of standard Tags and Straps from Alien pursuant to a written sales agreement. No cash payments or other consideration will be paid by Alien or any other entity pursuant to ECIP.

3.3.	Participation. Buyer’s participation in the fund shall be 15% multiplied by the percentage of Buyer’s total RFID strap and tag unit requirements purchased from Alien for the applicable calendar year. Alien agrees not to enter into an agreement with any other ECG member that provides a participation in the ECIP that is greater than or equal to 15%. For purposes of clarification, and by way of example only, if Buyer purchases 50% of its RFID strap and tag unit requirements from Alien for calendar year 2006 and remains a member in good standing through March 31, 2007, Buyer shall, subject to all other terms and conditions of the Agreement and this Exhibit, receive a credit for future purchases equal to 7.5% of the amount put in the IF by Alien for calendar year 2006.

4. Pricing. On or before [***], ECG may purchase products at [***] for equivalent quantities and terms (subject to Alien’s pricing obligations to its RFID joint development or manufacturing

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT A

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

EARLY CUSTOMER INCENTIVE PROGRAM

partners). It is agreed that only ECG customers will receive [***], subject to Alien’s pricing obligations to its RFID joint development or manufacturing partners.

5. Term. Alien will deposit amounts into the IF relating to payments received on Qualified Units during the calendar years 2006 through 2009, inclusive. ECG members may use earned credits for purchases with a Shipment Date before December 31, 2012. No credits may be carried forward beyond 2012 and this Exhibit A shall expire on December 31, 2012. This program will terminate immediately if it violates applicable law. Except for termination based on breach by Alien under Section 9.2(a), or expiration of the Agreement, termination of the Agreement will cause the termination of this program, including without limitation Buyer’s ability to accrue or redeem credits.

6. Limited Liability. IN NO EVENT SHALL EITHER PARTY HAVE LIABILITY UNDER THIS EXHIBIT A FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

7. No Assignment or Transfer. Buyer’s right to participate in the ECIP and IF is personal to Buyer and may not be assigned or transferred to any other entity, except by way of merger, acquisition, or operation of law.

8. Conflict. This program is part of and included in the Agreement and all terms and conditions of the Agreement apply to this Exhibit. However, in the event of direct conflict between the terms of the Agreement and this Exhibit A relating to the ECIP, this Exhibit A controls.

9. Audit. At its sole expense, Buyer shall have the right to have audits of the ECIP and IF performed by an independent and accredited third party accounting firm. Alien shall permit entry of Buyer’s third party auditor to its premises to perform inspections of Alien’s books and records for purposes of conducting audits under this Agreement provided that such inspections shall be at reasonable times during normal business hours and upon reasonable notice. Audits shall not be performed more than one time per calendar year. The third party auditor may only provide to Buyer such information specifically related to Alien’s compliance with the provisions of this ECIP Purchase Agreement.

10. Allocation. Alien agrees to provide Buyer with a right of first refusal concerning any additional capacity brought on line by Alien during the term of this Agreement. For the avoidance of any doubt, Alien agrees that, to the extent that during the term of this Agreement, Alien anticipates it will be able to produce quantities in excess of the amounts set forth in Exhibit D, Alien will immediately notify Buyer and offer such increased capacity to Buyer. Buyer agrees to respond

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT A

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

EARLY CUSTOMER INCENTIVE PROGRAM

to Alien within 15 days as to whether or not it wishes to commit to purchase said increased capacity. In addition, other than for quantities committed under previously accepted purchase orders or other instruments or agreements, ECG members shall receive Product allocation priority over parties that are not Alien affiliates or Alien’s joint development partners or manufacturing partners.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT B

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

PRICES

[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT C

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

SPECIFICATION

The Auto ID Center Technical Report, which was published on November 14, 2002 contains a total of 21 pages, including covers.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT D

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

QUANTITY COMMITMENT

For Shipment Dates Within Calendar Quarter Ending	Cumulative Number of Units of Standard Product[1] Alien Commits to Provide to Buyer (Quarterly Quantity Commitment)
December 2002	[***]
March 2003	[***]
June 2003	[***]
September 2003	[***]
December 2003	[***]
March 2004	[***]
June 2004	[***]
September 2004	[***]
December 2004	[***]
March 2005	[***]
June 2005	[***]
September 2005	[***]
December 2005	[***]

[1]	Number of Product includes the combined number of units of standard Tags and Straps that Alien commits to shipping to Buyer, under the terms and conditions of the Agreement, in a given quarter. For example, if Alien commits to supplying 100 units in a quarter, Buyer may buy 100 Tags or 100 Straps or 50 Tags and 50 Straps in that quarter, but the Quarterly Quantity Commitment does not include 75 Tags and 75 Straps shipped in that quarter.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT E

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

STRAP MECHANICAL OUTLINE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT F

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

SAMPLE ANTENNA DESIGNS

[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT G

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

ADDITIONAL SUPPORT

Alien agrees to provide the following additional support to Gillette as part of Alien’s obligations under the Agreement. Alien’s obligations in the aggregate shall not exceed one thousand (1,000) man-hours per year, for three years. Additional support will be quoted to Gillette at Alien’s then current rates for the particular levels of employees utilized.

1. Alien will provide reasonable support to Gillette to help process map Gillette’s Customer Value Chain to help Gillette determine appropriate applications for Auto-ID and the Products.

2. Alien will provide all necessary technical support to Gillette to help design packaging solutions to enable Gillette to integrate Alien tags/straps into all Gillette packaging. Alien agrees to work closely with Gillette internal and external packaging personnel and vendors to accomplish this objective to the reasonable satisfaction of Gillette.

3. Alien will provide all necessary technical support for test pilots and implementation of Auto-ID technology to ensure effective tag/strap reader capability, working within ranges that are reasonably acceptable to Gillette for distance and speed.

4. Alien will provide technical support as requested by Gillette to evaluate and test shelf antenna and readers that Gillette purchases from Alien.

5. Alien will provide Gillette’s Advanced Technology Group with information and technical support to assist Gillette with the development of “smart” products.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT H

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

CONFIDENTIAL INFORMATION

1) Alien’s additional Confidential Information:

a) FSA process, equipment, and future plans related thereto

b) Cost structure

c) Suppliers of components and materials

d) Strap and tag assembly specifications, bills of materials, and test methods

e) Pro Forma Financial Plans

f) Capitalization structure and shareholders

2) Buyer’s additional Confidential Information:

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT I

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

SIMILAR CATEGORY

1. Non-rechargeable alkaline and non-alkaline consumer batteries,

2. Consumer human hair-wet and dry shaving products such as razors, pre and post shave preparations including shaving foams and gels,

3. Manual and power toothbrushes,

4. Small household appliances, and

5. Blood pressure meters and ear thermometers.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES

This Warrant to Purchase Shares (this “Warrant”) is issued to The Gillette Company, a Delaware corporation, by Alien Technology Corporation, a California corporation (the “Company”), on this __ day of ______________, 200_. This Warrant is issued pursuant to that certain Alien Technology Master Sales Agreement, dated as of December __, 2002 (the “Sales Agreement Date”), a copy of which is attached hereto as Attachment A.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder (as defined below) is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to the number of fully paid and nonassessable Shares (as defined below), that equals the quotient obtained by dividing (a) the Warrant Coverage Amount (as defined below) by (b) the Warrant Exercise Price (as defined below).

2. Definitions.

(a) Change of Control. The term “Change of Control” shall mean (i) any consolidation or merger involving the Company pursuant to which the Company’s stockholders own less than fifty percent of the voting securities of the surviving entity or (ii) the sale of all or substantially all of the assets of the Company.

(b) Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the closing date of a Qualified Equity Financing and ending on the expiration of this Warrant pursuant to Section 14 hereof.

(c) Holder. The term “Holder” shall mean any person or entity that shall be the registered holder of this Warrant.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

(d) Qualified Equity Financing. The term “Qualified Equity Financing” means the first equity financing transaction after the Sales Agreement Date pursuant to which the Company raises at least $17,000,000 from persons and/or entities other than the Holder by selling and issuing, in one or more closings, one new series of its shares of its capital stock or instruments convertible into or exchangeable for, in one or more steps, one new series of shares of its capital stock.

(e) Shares. The term “Shares” shall mean the class and series of stock issued to investors in a Qualified Equity Financing.

(f) Warrant Coverage Amount. The term “Warrant Coverage Amount” shall mean that amount which equals [***].

(g) Warrant Exercise Price. The exercise price for the Shares shall be (i) 150 percent of the price per share of the equity securities sold to investors in a Qualified Equity Financing if this Warrant is exercised by the last day of the 12th month following the closing of such Qualified Equity Financing or (ii) 200 percent of the price per share of the equity securities sold to investors in a Qualified Equity Financing if this Warrant is exercised after the last day of the 12th month, but prior to the last day of the 18th month, following the closing of such Qualified Equity Financing (such price, as adjusted from time to time, is herein referred to as the “Warrant Exercise Price”).

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

(ii) the payment to the Company of an amount equal to the aggregate Warrant Exercise Price for the number of Shares being purchased.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

4. Net Exercise. In lieu of exercising this Warrant pursuant to Section 3 above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X =	Y (A - B)
A

Where

X —    The number of Shares to be issued to the Holder pursuant to this net exercise.

Y —    The number of Shares in respect of which the net exercise election is made.

A —    The fair market value of one Share.

B —    The Warrant Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of one Share as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the Shares on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of an initial public offering of the Company, the value will be the initial “Price to Public” of one share of such Shares specified in the final prospectus with respect to such offering.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within 30 days of the delivery of the subscription notice. In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Shares and deliver such new warrant to the Holder of this Warrant.

6. Issuance of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Shares, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

7. Adjustment of Warrant Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

(d) No Impairment. The Company and the Holder of this Warrant will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the Holder of this Warrant, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be reasonably necessary or reasonably appropriate in order to protect the rights of the Company and the Holder of this Warrant against impairment.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Warrant Exercise Price then in effect.

9. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

10. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) This Warrant is being acquired for its own account, for investment and not with a present view to resale or distribution, except pursuant to sales registered under the Securities Act of 1933, as amended (the “Act”). Upon the exercise of this Warrant, unless this Warrant is exercised upon the closing of a public offering within the meaning of the Act, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Warrant are being acquired for investment and not with a present view toward distribution or resale.

(b) The Holder understands that this Warrant and the Shares have not been registered under the Act and that they must be held by the Holder unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

(e) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

11. Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

The Shares shall also be stamped or imprinted with any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and/or the California Corporations Code.

12. Transfer of Warrants. This Warrant shall not be conveyed or transferred by the Holder, in whole or in part, without the Company’s prior written consent; provided, however, that this Warrant may be conveyed or transferred without the prior written consent of the Company to any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder.

13. Rights of Stockholders. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings. However, nothing in this Section 13 shall limit the right of the Holder to be provided the notices required under this Warrant; and provided further, however, that the Company will afford to the Holder the right, upon advance notice, to meet periodically with

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

the Company’s chief financial officer during mutually agreeable business hours to discuss the Company’s business and affairs.

14. Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i) 5:00 p.m., California local time, on the last day of the 18th month following the closing of a Qualified Equity Financing; or

(ii) the effective date of any Change of Control, but only if the Company has provided at least twenty (20) days prior written notice of any pending Change of Control.

15. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at Prudential Tower Building, Boston, Massachusetts 02199 (attention: General Counsel), or such other address as the Holder may provide to the Company in writing, and (ii) if to the Company, at the address of its principal corporate offices (attention: Chief Financial Officer).

16. “Market Stand-Off” Agreement. Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that such market stand-off time period shall not exceed 180 days for the Company’s initial public offering, and 90 days for any subsequent public offerings.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

17. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

18. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 18 shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

19. Attorneys’ Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

20. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

21. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the state of California, without regard to the conflicts of law provisions of the state of California or of any other state.

22. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

[SIGNATURE PAGE FOLLOWS]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT J

ALIEN TECHNOLOGY MASTER SALES AGREEMENT

FORM OF WARRANT

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by an officer thereunto duly authorized.

ALIEN TECHNOLOGY CORPORATION

By:

Name:

Title:

THE GILLETTE COMPANY

By:

Name:

Title:

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT A

NOTICE OF EXERCISE

TO:	Alien Technology Corporation

18220 Butterfield Blvd.

Morgan Hill, CA 95037

Attention: Chief Financial Officer

1. The undersigned hereby elects to purchase __________ Shares of _____________ pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

☐	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

☐	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

_____________________________________

(Name)

_____________________________________

_____________________________________

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to or for resale in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 10 of the attached Warrant (including Section 10 (e) thereof) are true and correct as of the date hereof.

_____________________________________
(Signature)

_____________________________________
(Name)

_____________________________________	_____________________________________
(Date)	(Title)

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

AMENDMENT TO THE ALIEN TECHNOLOGY

MASTER SALES AGREEMENT

This Amendment (the “Amendment”) to that certain Alien Technology Master Sales Agreement, dated as of December 16, 2002 (the “Master Sales Agreement”), by and between Alien Technology Corporation (“Alien”) and The Gillette Company (“Gillette”), is entered into and delivered by Alien and Gillette as of June 23, 2003.

WHEREAS, Alien and Gillette entered into the Master Sales Agreement, pursuant to which, among other things, Alien agreed to manufacture and sell to Gillette, and Gillette agreed to purchase from Alien, certain defined products; and

WHEREAS, Gillette and Alien have agreed to amend certain terms of the Master Sales Agreement pursuant to this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Master Sales Agreement.

2. Amendment to Section 3.2 of the Master Sales Agreement. Section 3.2 of the Master Sales Agreement is amended in its entirety to read as follows:

“3.2 Deposit. On the last closing date of Alien’s Next Financing, which the parties agree shall occur on or before July 21, 2003, (i) Buyer shall pay [***] as a deposit (the “Deposit”) toward the purchase of the Quarterly Quantity Commitments to Alien by wire transfer of immediately available funds to an account identified by Alien at least three (3) business days prior to the last closing date of Alien’s Next Financing and (ii) Alien shall deliver to Buyer a Warrant (in the form attached hereto as Exhibit J). The number of shares that may be purchased by Buyer under the Warrant shall equal [***] divided by the Warrant Exercise Price, as defined in the Warrant. $0.0133 (the “Per Unit Deposit Rebate”) of the Deposit shall be applied to the Purchase Price for each unit of Product that is within the Quarterly Quantity Commitments purchased by Buyer under this Agreement until the Deposit has been exhausted. Except as expressly provided in this Agreement, including, without limitation, in Section 9.2(b) hereof, the Deposit is nonrefundable.”

3. Amendment to Section 9.2(b) of the Master Sales Agreement. Section 9.2(b) of the Master Sales Agreement is amended in its entirety to read as follows:

“(b) Related to Next Financing.

(i) Buyer shall have the right, at its option and in its sole discretion, to terminate this Agreement on any date from July 22, 2003 through July 31, 2003, without penalty for

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

said termination, and receive an immediate refund of the Deposit (if previously paid), if the last closing date of Alien’s Next Financing fails to occur on or before July 21, 2003.

(ii) Alien shall have the right, at its option and in its sole discretion, to terminate this Agreement, without penalty for said termination, at any time during the ten (10) consecutive day period immediately following the date of the last closing of Alien’s Next Financing if, and only if, all of the following three conditions are met: (A) the last closing date of Alien’s Next Financing occurs after July 21, 2003, and (B) Buyer has not exercised its right to terminate this Agreement pursuant to Section 9.2(b)(i) above and (c) Buyer has invested less than $1 million in the Next Financing Securities; provided, however, that this Section 9.2(b)(ii) shall terminate and be of no further force or effect if the date of the last closing of the Next Financing occurs after September 30, 2003. Should Alien exercise its right to terminate this Agreement pursuant to this Section 9.2(b)(ii), Alien shall return any remaining unapplied Deposit amounts (if previously paid) to Buyer on the date on which Alien elects to terminate this Agreement.”

4. Effect of Amendment on the Master Sales Agreement. Except for the amendments to the Master Sales Agreement provided above, all other terms and conditions of the Master Sales Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized.

ALIEN TECHNOLOGY CORPORATION		THE GILLETTE COMPANY

By	/S/ STAVRO E. PRODROMO	By

Name:	Stavro E. Prodromo	Name:

Title:	Chief Executive Officer	Title:

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.